Exhibit 99.1

Press Release	March 30. 2007

Investor Relations Contacts:

Harry G. Mitchell, Interim CEO
508-530-0311
hmitchell@sontra.com

FOR IMMEDIATE RELEASE

Sontra Medical Reports Fourth Quarter and Fiscal Year 2006 Results and Business Update

Franklin, MA – March 30, 2007 -- Sontra Medical Corporation (SONT.PK) filed its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 with the Securities and Exchange Commission yesterday. The Annual Report on Form 10-KSB is now available on the SEC’s website at www.sec.gov. For the three months ended December 31, 2006, the net loss applicable to common stockholders was $1,117,545 or $.38 per share, as compared to $1,186,744 or $.53 per share, for the same period in 2005. For the year ended December 31, 2006, the net loss applicable to common stockholders was $5,346,831, or $1.97 per share, as compared to $5,743,003, or $2.59 per share, in 2005. The Company ended the year with a total of $559,017 in cash and short term investments.

During the last half of 2006, the Company had been working on seeking additional capital; however, the Company was not successful in completing a financing transaction at that time. As previously reported, during the first quarter of fiscal 2007 the Company closed on a $660,000 common stock and warrant financing with Sherbrooke Partners, LLC, certain other accredited investors and certain members of the Company’s board of directors and management team. Proceeds from the financing will be used for working capital purposes. The Company will continue its research and development efforts with its continuous glucose monitoring system and plans to pursue opportunities for partnering in drug delivery as well as transdermal diagnostics.

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation, a technology leader in transdermal science, is developing a non-invasive, continuous transdermal glucose monitor (“CTGM”) for use in the Diabetes and Intensive Care Markets. In addition, the Company owns the FDA approved SonoPrep® ultrasound-mediated skin permeation technology, presently used with topical lidocaine to achieve rapid (within five minutes) skin anesthesia. The Company is using its technical competencies in transdermal drug formulation, delivery systems and biosensors to develop a new paradigm in transdermal drug delivery and diagnosis.

© 2007 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

© 2002 – 2007 Sontra Medical Corporation. All rights reserved worldwide.                            - 1 -

Press Release	March 30. 2007

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Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology, including a continuous transdermal glucose monitor for the Diabetes and hospital ICU market; the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal science; the availability of substantial additional funding to continue our operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-KSB for the year ended December 31, 2006, and our current reports on Form 8-K. We do not undertake to update these forward-looking statements made by us.

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10 Forge Parkway
Franklin, MA 02038, USA
Tel: 1+ 877-4-SONTRA (766878)
Fax: 1+ 508-553-8760
www.sontra.com	© 2002 – 2007 Sontra Medical Corporation. All rights reserved worldwide.	- 2 -